Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements Nos. 333-205906, 333-125994, 333-139484, 333-159749, 333-173494, 333-180095, 333-189391, 333-210402 on Form S-8 and Registration Statements Nos. 333-186067, 333-212099, 333-155784, and 333-166526 on Form S-3 of NeoGenomics, Inc. of our report dated May 15, 2018, relating to the consolidated financial statements of Genesis Acquisition Holdings Corp. and subsidiaries as of December 31, 2017 and for the period March 1, 2017 to December 31, 2017 (successor period) and the consolidated financial statements of Genoptix, Inc. and subsidiaries as of December 31, 2016 and for the period January 1, 2017 to February 28, 2017 and the year ended December 31, 2016 (predecessor period) (which report expresses an unqualified opinion and includes emphasis-of-matters paragraphs that describes (1) the acquisition of Genoptix, Inc. by Genesis Acquisition Holdings Corp. on March 1, 2017 and (2) the cost allocation method utilized prior to the acquisition of Genoptix, Inc. by Genesis Acquisition Holdings Corp. on March 1, 2017), appearing in this Current Report on Form 8-K of NeoGenomics, Inc. dated December 10, 2018.

/s/ Deloitte & Touche LLP

San Diego, California
December 10, 2018